EXHIBIT 99.1

Home BancShares, Inc. Third Quarter Results Reveal Book Value, Tangible Book, Credit Quality and Net Interest Margin as Pillars of Strength

CONWAY, Ark., Oct. 17, 2019 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, announced third quarter earnings today that once again included a solid net interest margin at 4.32%, up from 4.28% in the second quarter.

Highlights of the Third Quarter of 2019:

Metric	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Net Income	$72.8 million	$72.2 million	$71.4 million	$71.0 million	$80.3 million
Total Revenue (net)	$167.7 million	$164.1 million	$163.1 million	$163.8 million	$171.8 million
ROA	1.93%	1.92%	1.92%	1.90%	2.14%
NIM	4.32%	4.28%	4.30%	4.30%	4.46%
Purchase Accounting Accretion	$8.5 million	$9.2 million	$9.1 million	$9.4 million	$10.7 million
ROE	11.84%	12.18%	12.34%	12.05%	13.74%
ROTCE (non-GAAP)(1)	20.04%	21.01%	21.53%	21.08%	24.20%
Diluted Earnings Per Share	$0.44	$0.43	$0.42	$0.41	$0.46
Non-Performing Assets to Total Assets	0.45%	0.51%	0.52%	0.51%	0.47%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“Book value per common share was $14.80 at September 30, 2019 compared to $13.44 at September 30, 2018, an annual increase of 10.1%, and tangible book value per common share (non-GAAP) was $8.83 at September 30, 2019 compared to $7.68 at September 30, 2018, an annual increase of 15.0%,” said John Allison, Chairman. “We made the strategic decision to participate in a stock repurchase program, although it is dilutive to tangible book,” Allison continued. “If we had not bought back stock, our year over year increase in tangible book value would have been 20.2%. These are numbers I am very proud of,” added Allison.

“Our Net Interest Margin has held the course in 2019, at 4.32% for the third quarter as compared to 4.28% in the second quarter and 4.30% in the first quarter,” said Tracy French, Centennial Bank President and Chief Executive Officer. “I think this speaks to the discipline within this company and is a performance metric we are very proud of,” French added.

“Asset quality has been another strong pillar for Centennial Bank,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer. “Our non-performing assets to total assets was 0.45% in the third quarter as compared to 0.51% in the second quarter, which is a very reassuring position,” Sims added.

Operating Highlights

Our net interest margin was 4.32% for the three-month period ended September 30, 2019 compared to 4.28% for the three-month period ended June 30, 2019. The yield on loans was 6.08% and 6.06% for the three months ended September 30, 2019 and June 30, 2019, respectively, as average loans decreased from $11.00 billion to $10.94 billion. Additionally, the rate on interest bearing deposits decreased to 1.36% as of September 30, 2019 from 1.38% as of June 30, 2019, with average balances of $8.64 billion and $8.62 billion, respectively.

From the second quarter of 2019 to the third quarter of 2019, we experienced a $373,000 increase in investment premium amortization resulting from increased prepayment speeds on investment securities due to the declining interest rate environment. This increased investment premium amortization negatively impacted the net interest margin for the quarter ended September 30, 2019 by 1.1 basis points.

During 2018, the Company recognized $7.2 million of interest income from large payoff events including minimum interest, default interest, acceleration of deferred origination fees and acceleration of other discounts. The Company’s interest income events of approximately $1.0 million, $2.1 million, $4.0 million and $100,000 were recognized during the first, second, third and fourth quarters of 2018, respectively. These interest income events impacted the Company’s net interest margin by 3, 6, 12 and 0 basis points for the first, second, third and fourth quarters of 2018, respectively. The first six months of 2019 do not include any additional interest income for payoff events. However, during the third quarter of 2019, we had several interest income events primarily related to large payoffs.  These events totaled $2.8 million of interest income and increased the net interest margin by 8.4 basis points for the third quarter of 2019.

For the three months ended September 30, 2019 and June 30, 2019, we recognized $8.5 million and $9.2 million, respectively, in total net accretion for acquired loans and deposits. The $778,000 decline in accretion income decreased the net interest margin by 2.3 basis points for the third quarter of 2019.

Purchase accounting accretion on acquired loans was $8.4 million and $9.2 million and average purchase accounting loan discounts were $112.6 million and $122.2 million for the three-month periods ended September 30, 2019 and June 30, 2019, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining CD premiums were $297,000 and $327,000 for the three-month periods ended September 30, 2019 and June 30, 2019, respectively.

Net interest income on a fully taxable equivalent basis increased $1.9 million, or 1.35%, to $144.2 million for the three-month period ended September 30, 2019, from $142.3 million for the three-month period ended June 30, 2019. This increase in net interest income for the three-month period ended September 30, 2019 was the result of a $723,000 increase in interest income as well as a $1.2 million decrease in interest expense. The $723,000 increase in interest income was primarily the result of a $1.6 million increase in loan interest income which was partially offset by a $560,000 decrease in income on deposits with other banks and a $345,000 decrease in investment income primarily due to increased investment premium amortization. The $1.2 million decrease in interest expense was primarily the result of a $1.0 million decrease in interest expense on FHLB borrowed funds as a result of the average balance of FHLB and other borrowings decreasing by $183.8 million or 19.71%. Interest expense on deposits decreased by $143,000 for the three-month period ended September 30, 2019. This decrease was the result of a $1.0 million decrease in interest expense on savings and interest-bearing transaction accounts which was partially offset by an $879,000 increase in interest expense on time deposits.

During the third quarter of 2019, no provision for loan loss was recorded. The Company continues to see strong asset quality. Non-performing loans to total loans was 0.54% as of September 30, 2019 compared to 0.57% as of June 30, 2019, an improvement of 4.25%. Non-performing assets to total assets improved by 10.38% from 0.51% as of June 30, 2019 to 0.45% as of September 30, 2019. For the third quarter of 2019, net charge-offs were $1.8 million compared to net charge-offs of $1.6 million for the second quarter of 2019.

The Company reported $24.7 million of non-interest income for the third quarter of 2019, compared to $23.1 million for the second quarter of 2019. The most important components of the third quarter non-interest income were $8.7 million from other service charges and fees, $6.5 million from service charges on deposits accounts, $4.6 million from mortgage lending income, $1.5 million from other income and $1.1 million from dividends from FHLB, FRB, FNBB & other equity investments.

Non-interest expense for the third quarter of 2019 was $67.8 million compared to $67.6 million for the second quarter of 2019. The most important components of the third quarter non-interest expense were $39.9 million from salaries and employee benefits, $14.7 million in other expense and $9.0 million in occupancy and equipment expenses. For the third quarter of 2019, our efficiency ratio improved to 39.16% compared to 39.93% reported for the second quarter of 2019.

Non-interest expense for the third quarter of 2019 included a $2.3 million FDIC small bank assessment credit. Small banks (total consolidated assets of less than $10 billion) were awarded FDIC assessment credits for the portion of their assessments that contributed to the growth in the reserve ratio from 1.15 percent to 1.35 percent, to be applied when the reserve ratio is at least 1.38 percent. The assessment regulations provide that after the reserve ratio reaches 1.38 percent the FDIC will automatically apply small bank credits to reduce the banks’ regular deposit insurance assessments. Centennial Bank was classified as a small bank until January 1, 2018. During the third quarter, the Company was notified that the Deposit Insurance Fund (DIF) reserve ratio as of June 30, 2019 was 1.40 percent. As a result, the Company recorded its FDIC small bank assessment credit in the amount of $2.3 million during the third quarter of 2019.

During the third quarter of 2019, the State of Florida reduced its corporate income tax rate from 5.50% to 4.458% for the tax years January 1, 2019 through December 31, 2021. Because of this reduction, our third quarter income taxes were reduced by $763,000 of which $497,000 was related to the first six months of 2019.

Also, during the third quarter of 2019, the Company made a strategic decision to surrender $47.5 million of its underperforming separate account bank owned life insurance (“BOLI”). When a BOLI contract is surrendered, the gains within the policy become taxable and a 10% IRS penalty is levied on the gain. As a result of the BOLI decision, the Company recorded a $3.7 million tax expense related to this transaction.

Financial Condition

Total loans receivable were $10.77 billion at September 30, 2019 compared to $11.07 billion at December 31, 2018. Total deposits were $11.05 billion at September 30, 2019 compared to $10.90 billion at December 31, 2018. Total assets were $14.90 billion at September 30, 2019 compared to $15.30 billion at December 31, 2018.

During the third quarter 2019, the Company experienced approximately $281.2 million in organic loan decline. Centennial CFG experienced $170.9 million of organic loan decline and had loans of $1.50 billion at September 30, 2019. Our legacy footprint experienced $110.3 million in organic loan decline during the quarter.

Non-performing loans at September 30, 2019 were $19.2 million, $37.0 million, $494,000, $1.9 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $58.6 million. Non-performing assets at September 30, 2019 were $23.1 million, $42.2 million, $528,000, $1.9 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $67.7 million.

The Company’s allowance for loan losses was $104.3 million at September 30, 2019, or 0.97% of total loans, compared to $108.8 million, or 0.98% of total loans, at December 31, 2018. As of September 30, 2019, and December 31, 2018, the Company’s allowance for loan losses was 178.0% and 169.4% of its total non-performing loans, respectively.

Stockholders’ equity was $2.47 billion at September 30, 2019 compared to $2.35 billion at December 31, 2018, an increase of approximately $120.0 million. The increase in stockholders’ equity is primarily associated with the $152.8 million increase in retained earnings and the $33.7 million increase in comprehensive income which were partially offset by the repurchase of $75.4 million of our common stock during 2019.  Book value per common share was $14.80 at September 30, 2019 compared to $13.76 at December 31, 2018.  Tangible book value per common share (non-GAAP) was $8.83 at September 30, 2019 compared to $7.90 at December 31, 2018, an annualized increase of 15.7%.

Branches

The Company currently has 77 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 17, 2019.  We encourage all participants to pre-register for the conference call using the following link: http://dpregister.com/10134963.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10134963, which will be available until October 24, 2019 at 10:59 p.m. CT (11:59 p.m. ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted, tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2019	2019	2019	2018	2018

ASSETS

Cash and due from banks	$171,492	$183,745	$141,027	$175,024	$208,681
Interest-bearing deposits with other banks	270,804	373,557	421,443	482,915	323,376
Cash and cash equivalents	442,296	557,302	562,470	657,939	532,057
Federal funds sold	1,650	1,075	1,700	325	500
Investment securities - available-for-sale	2,087,508	2,053,939	2,013,123	1,785,862	1,744,430
Investment securities - held-to-maturity	-	-	-	192,776	199,266
Loans receivable	10,771,946	11,053,129	10,978,935	11,071,879	10,832,815
Allowance for loan losses	(104,304)	(106,066)	(106,357)	(108,791)	(110,191)
Loans receivable, net	10,667,642	10,947,063	10,872,578	10,963,088	10,722,624
Bank premises and equipment, net	277,966	278,821	279,012	233,261	233,652
Foreclosed assets held for sale	8,639	13,734	14,466	13,236	13,507
Cash value of life insurance	102,003	149,708	149,353	148,621	148,014
Accrued interest receivable	47,557	48,992	50,288	48,945	48,909
Deferred tax asset, net	53,436	58,517	64,061	73,275	79,548
Goodwill	958,408	958,408	958,408	958,408	958,408
Core deposit and other intangibles	38,136	39,723	41,310	42,896	44,484
Other assets	216,694	180,293	172,732	183,806	187,339
Total assets	$14,901,935	$15,287,575	$15,179,501	$15,302,438	$14,912,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,394,207	$2,575,696	$2,519,175	$2,401,232	$2,482,857
Savings and interest-bearing transaction accounts	6,620,616	6,774,162	6,650,181	6,624,407	6,420,951
Time deposits	2,032,547	1,997,458	1,898,096	1,874,139	1,720,930
Total deposits	11,047,370	11,347,316	11,067,452	10,899,778	10,624,738
Federal funds purchased	50,000	-	-	-	-
Securities sold under agreements to repurchase	157,038	142,541	152,239	143,679	142,146
FHLB and other borrowed funds	691,443	899,447	1,105,175	1,472,393	1,363,851
Accrued interest payable and other liabilities	117,332	107,695	124,172	67,912	72,381
Subordinated debentures	369,363	369,170	368,979	368,790	368,596
Total liabilities	12,432,546	12,866,169	12,818,017	12,952,552	12,571,712

Stockholders' equity
Common stock	1,669	1,675	1,682	1,707	1,741
Capital surplus	1,542,858	1,550,999	1,560,994	1,609,810	1,668,106
Retained earnings	904,980	853,964	803,629	752,184	701,900
Accumulated other comprehensive (loss) income	19,882	14,768	(4,821)	(13,815)	(30,721)
Total stockholders' equity	2,469,389	2,421,406	2,361,484	2,349,886	2,341,026
Total liabilities and stockholders' equity	$14,901,935	$15,287,575	$15,179,501	$15,302,438	$14,912,738

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2019	2019	2019	2018	2018	2019	2018

Interest income
Loans	$167,470	$165,816	$163,848	$163,201	$166,334	$497,134	$467,395
Investment securities
Taxable	10,343	10,650	10,706	9,873	9,011	31,699	26,960
Tax-exempt	3,193	3,183	3,379	3,456	3,427	9,755	9,801
Deposits - other banks	1,068	1,628	1,543	1,241	1,273	4,239	3,408
Federal funds sold	8	10	11	9	6	29	24

Total interest income	182,082	181,287	179,487	177,780	180,051	542,856	507,588

Interest expense
Interest on deposits	29,566	29,709	28,006	25,207	21,412	87,281	54,382
Federal funds purchased	21	-	-	-	-	21	1
FHLB borrowed funds	3,683	4,722	6,118	6,474	7,055	14,523	15,880
Securities sold under agreements to repurchase	628	630	634	602	472	1,892	1,220
Subordinated debentures	5,207	5,239	5,259	5,215	5,202	15,705	15,374

Total interest expense	39,105	40,300	40,017	37,498	34,141	119,422	86,857

Net interest income	142,977	140,987	139,470	140,282	145,910	423,434	420,731
Provision for loan losses	-	1,325	-	-	-	1,325	4,322
Net interest income after
provision for loan losses	142,977	139,662	139,470	140,282	145,910	422,109	416,409

Non-interest income
Service charges on deposit accounts	6,492	6,259	6,401	7,004	6,992	19,152	19,847
Other service charges and fees	8,710	8,177	6,563	7,598	9,041	23,450	28,993
Trust fees	382	391	403	290	437	1,176	1,262
Mortgage lending income	4,610	3,457	2,435	2,554	3,691	10,502	9,825
Insurance commissions	603	515	609	442	463	1,727	1,668
Increase in cash value of life insurance	714	740	736	737	735	2,190	2,119
Dividends from FHLB, FRB, FNBB & other	1,101	1,149	3,505	1,992	1,288	5,755	3,765
Gain (loss) on SBA loans	291	355	241	75	47	887	491
Gain (loss) on branches, equipment and other assets, net	12	(129)	79	(25)	(102)	(38)	(95)
Gain (loss) on OREO, net	334	58	206	114	836	598	2,287
Other income	1,500	2,094	2,494	2,726	2,419	6,088	9,163

Total non-interest income	24,749	23,066	23,672	23,507	25,847	71,487	79,325

Non-interest expense
Salaries and employee benefits	39,919	37,976	37,836	36,230	37,825	115,731	107,315
Occupancy and equipment	9,047	8,853	8,823	8,310	8,148	26,723	25,650
Data processing expense	4,059	3,838	3,970	3,642	3,461	11,867	10,786
Other operating expenses	14,739	16,957	18,428	23,090	16,689	50,124	48,980

Total non-interest expense	67,764	67,624	69,057	71,272	66,123	204,445	192,731

Income before income taxes	99,962	95,104	94,085	92,517	105,634	289,151	303,003
Income tax expense	27,199	22,940	22,735	21,487	25,350	72,874	73,630
Net income	$72,763	$72,164	$71,350	$71,030	$80,284	$216,277	$229,373

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018

PER SHARE DATA

Diluted earnings per common share	$0.44	$0.43	$0.42	$0.41	$0.46	$1.29	$1.32
Diluted earnings per common share, as adjusted, excluding
FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax,special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (non-GAAP)(1)	0.44	0.43	0.42	0.44	0.46	1.30	1.32
Basic earnings per common share	0.44	0.43	0.42	0.41	0.46	1.29	1.32
Dividends per share - common	0.1300	0.1300	0.1200	0.1200	0.1200	0.3800	0.3400
Book value per common share	14.80	14.46	14.04	13.76	13.44	14.80	13.44
Tangible book value per common share (non-GAAP)(1)	8.83	8.50	8.10	7.90	7.68	8.83	7.68

STOCK INFORMATION

Average common shares outstanding	167,178	167,791	169,592	173,023	174,440	168,178	173,870
Average diluted shares outstanding	167,178	167,791	169,592	173,311	174,867	168,178	174,394
End of period common shares outstanding	166,860	167,466	168,173	170,720	174,135	166,860	174,135

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.93%	1.92%	1.92%	1.90%	2.14%	1.92%	2.12%
Return on average assets excluding FDIC Small Bank
Assessment Credit, Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (ROA, as adjusted) (non-GAAP)(1)	1.96%	1.92%	1.92%	2.03%	2.14%	1.94%	2.12%
Return on average assets excluding intangible
amortization (non-GAAP)(1)	2.10%	2.09%	2.09%	2.07%	2.33%	2.09%	2.31%
Return on average common equity	11.84%	12.18%	12.34%	12.05%	13.74%	12.12%	13.56%
Return on average common equity excluding FDIC Small
Bank Assessment Credit, Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) (non-GAAP)(1)	12.08%	12.22%	12.34%	12.86%	13.74%	12.21%	13.56%
Return on average tangible common equity (non-GAAP)(1)	20.04%	21.01%	21.53%	21.08%	24.20%	20.84%	24.02%
Return on average tangible common equity excluding
intangible amortization (non-GAAP)(1)	20.36%	21.35%	21.88%	21.43%	24.56%	21.18%	24.39%
Return on average tangible common equity excluding FDIC
Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) (non-GAAP)(1)	20.45%	21.08%	21.53%	22.50%	24.20%	21.00%	24.02%
Efficiency ratio	39.16%	39.93%	41.01%	42.18%	37.23%	40.03%	37.26%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.60%	39.92%	40.52%	38.28%	37.39%	40.35%	37.43%
Net interest margin - FTE	4.32%	4.28%	4.30%	4.30%	4.46%	4.30%	4.46%
Fully taxable equivalent adjustment	$1,247	$1,319	$1,367	$1,412	$1,489	$3,933	$4,101
Total revenue (net)	167,726	164,053	163,142	163,789	171,757	494,921	500,056
Total purchase accounting accretion	8,462	9,240	9,055	9,432	10,744	26,757	32,021
Average purchase accounting loan discounts	112,623	122,197	131,596	141,244	151,377	122,121	156,855

OTHER OPERATING EXPENSES

Advertising	$1,201	$1,095	$1,051	$1,214	$1,154	$3,347	$3,258
Merger and acquisition expenses	-	-	-	6,013	-	-	-
Amortization of intangibles	1,587	1,587	1,586	1,587	1,617	4,760	4,867
Electronic banking expense	1,901	1,851	1,903	1,969	1,947	5,655	5,653
Directors' fees	380	392	434	319	314	1,206	962
Due from bank service charges	272	282	238	289	253	792	714
FDIC and state assessment	(532)	1,655	1,710	1,869	2,293	2,833	6,689
Hurricane expense	-	-	897	470	-	897	-
Insurance	698	661	697	737	762	2,056	2,363
Legal and accounting	1,414	989	981	1,151	761	3,384	2,397
Other professional fees	1,906	2,306	2,812	1,465	1,748	7,024	4,988
Operating supplies	511	505	536	510	510	1,552	1,712
Postage	320	293	326	325	311	939	978
Telephone	289	306	303	324	337	898	1,081
Other expense	4,792	5,035	4,954	4,848	4,682	14,781	13,318

Total other operating expenses	$14,739	$16,957	$18,428	$23,090	$16,689	$50,124	$48,980

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

BALANCE SHEET RATIOS

Total loans to total deposits	97.51%	97.41%	99.20%	101.58%	101.96%
Common equity to assets	16.57%	15.84%	15.56%	15.36%	15.70%
Tangible common equity to tangible assets (non-GAAP)(1)	10.59%	9.96%	9.60%	9.43%	9.62%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,375,970	$4,495,558	$4,623,174	$4,806,684	$4,685,827
Construction/land development	1,827,454	1,930,838	1,649,303	1,546,035	1,550,910
Agricultural	87,087	85,045	76,092	76,433	72,930
Residential real estate loans
Residential 1-4 family	1,808,099	1,852,784	1,947,119	1,975,586	1,982,666
Multifamily residential	498,079	523,789	538,098	560,475	608,608
Total real estate	8,596,689	8,888,014	8,833,786	8,965,213	8,900,941
Consumer	469,741	455,554	448,093	443,105	428,192
Commercial and industrial	1,479,724	1,515,357	1,505,773	1,476,331	1,303,841
Agricultural	90,343	80,621	58,966	48,562	58,644
Other	135,449	113,583	132,317	138,668	141,197
Loans receivable	$10,771,946	$11,053,129	$10,978,935	$11,071,879	$10,832,815

Discount for credit losses on purchased loans	$89,615	$98,672	$106,617	$113,648	$120,849
Purchased loans, net of discount for credit losses on purchased loans	2,227,386	2,469,579	2,712,315	2,900,284	3,081,695

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$106,066	$106,357	$108,791	$110,191	$111,516
Loans charged off	2,302	2,279	3,391	1,814	2,501
Recoveries of loans previously charged off	540	663	957	414	1,176
Net loans (recovered)/charged off	1,762	1,616	2,434	1,400	1,325
Provision for loan losses	-	1,325	-	-	-
Balance, end of period	$104,304	$106,066	$106,357	$108,791	$110,191

Net (recoveries) charge-offs to average total loans	0.06%	0.06%	0.09%	0.05%	0.05%
Allowance for loan losses to total loans	0.97%	0.96%	0.97%	0.98%	1.02%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$48,640	$52,841	$49,616	$47,083	$36,198
Loans past due 90 days or more	9,964	9,961	14,577	17,159	20,267
Total non-performing loans	58,604	62,802	64,193	64,242	56,465
Other non-performing assets
Foreclosed assets held for sale, net	8,639	13,734	14,466	13,236	13,507
Other non-performing assets	447	947	947	497	405
Total other non-performing assets	9,086	14,681	15,413	13,733	13,912
Total non-performing assets	$67,690	$77,483	$79,606	$77,975	$70,377

Allowance for loan losses for loans to non-performing loans	177.98%	168.89%	165.68%	169.35%	195.15%
Non-performing loans to total loans	0.54%	0.57%	0.58%	0.58%	0.52%
Non-performing assets to total assets	0.45%	0.51%	0.52%	0.51%	0.47%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2019			June 30, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$213,671	$1,068	1.98%	$298,821	$1,628	2.19%
Federal funds sold	1,442	8	2.20%	1,596	10	2.51%
Investment securities - taxable	1,705,647	10,343	2.41%	1,640,883	10,650	2.60%
Investment securities - non-taxable - FTE	370,376	4,139	4.43%	379,437	4,177	4.42%
Loans receivable - FTE	10,944,638	167,771	6.08%	11,000,926	166,141	6.06%
Total interest-earning assets	13,235,774	183,329	5.50%	13,321,663	182,606	5.50%
Non-earning assets	1,757,458			1,776,937
Total assets	$14,993,232			$15,098,600

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,629,491	$19,614	1.17%	$6,677,683	$20,637	1.24%
Time deposits	2,014,630	9,952	1.96%	1,943,320	9,072	1.87%
Total interest-bearing deposits	8,644,121	29,566	1.36%	8,621,003	29,709	1.38%
Federal funds purchased	4,801	21	1.74%	-	-	0.00%
Securities sold under agreement to repurchase	143,628	628	1.73%	144,478	630	1.75%
FHLB borrowed funds	748,577	3,683	1.95%	932,365	4,722	2.03%
Subordinated debentures	369,269	5,207	5.59%	369,076	5,239	5.69%
Total interest-bearing liabilities	9,910,396	39,105	1.57%	10,066,922	40,300	1.61%
Non-interest bearing liabilities
Non-interest bearing deposits	2,530,664			2,553,060
Other liabilities	114,352			101,900
Total liabilities	12,555,412			12,721,882
Shareholders' equity	2,437,820			2,376,718
Total liabilities and shareholders' equity	$14,993,232			$15,098,600
Net interest spread			3.93%			3.89%
Net interest income and margin - FTE		$144,224	4.32%		$142,306	4.28%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$261,419	$4,239	2.17%	$271,987	$3,408	1.68%
Federal funds sold	1,510	29	2.57%	3,595	24	0.89%
Investment securities - taxable	1,647,781	31,699	2.57%	1,538,387	26,960	2.34%
Investment securities - non-taxable - FTE	380,115	12,741	4.48%	382,088	12,981	4.54%
Loans receivable - FTE	10,993,686	498,081	6.06%	10,529,117	468,316	5.95%
Total interest-earning assets	13,284,511	546,789	5.50%	12,725,174	511,689	5.38%
Non-earning assets	1,772,341			1,750,456
Total assets	$15,056,852			$14,475,630

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,634,809	$59,788	1.20%	$6,422,489	$40,327	0.84%
Time deposits	1,954,182	27,493	1.88%	1,595,985	14,055	1.18%
Total interest-bearing deposits	8,588,991	87,281	1.36%	8,018,474	54,382	0.91%
Federal funds purchased	1,618	21	1.74%	41	1	3.26%
Securities sold under agreement to repurchase	146,277	1,892	1.73%	148,472	1,220	1.10%
FHLB borrowed funds	945,351	14,523	2.05%	1,159,973	15,880	1.83%
Subordinated debentures	369,078	15,705	5.69%	368,313	15,374	5.58%
Total interest-bearing liabilities	10,051,315	119,422	1.59%	9,695,273	86,857	1.20%
Non-interest bearing liabilities
Non-interest bearing deposits	2,508,082			2,464,032
Other liabilities	110,715			54,731
Total liabilities	12,670,112			12,214,036
Shareholders' equity	2,386,740			2,261,594
Total liabilities and shareholders' equity	$15,056,852			$14,475,630
Net interest spread			3.91%			4.18%
Net interest income and margin - FTE		$427,367	4.30%		$424,832	4.46%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2019	2019	2019	2018	2018	2019	2018

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$72,763	$72,164	$71,350	$71,030	$80,284	$216,277	$229,373
Pre-tax adjustments
FDIC Small Bank Assessment Credit	(2,291)	-	-	-	-	(2,291)	-
Special dividend from equity investment	-	-	(2,134)	-	-	(2,134)	-
Merger and acquisition expenses	-	-	-	6,013	-	-	-
Hurricane expenses	-	-	897	470	-	897	-
Outsourced special project expense	-	-	900	-	-	900	-
Total pre-tax adjustments	(2,291)	-	(337)	6,483	-	(2,628)	-
Tax-effect of adjustments	(592)	-	(87)	1,694	-	(679)	-
Adjustments after-tax	(1,699)	-	(250)	4,789	-	(1,949)	-
Florida tax savings	(497)	252	245	-	-	-	-
BOLI redemption tax	3,667	-	-	-	-	3,667	-
Total adjustments after-tax (B)	1,471	252	(5)	4,789	-	1,718	-
Earnings, as adjusted (C)	$74,234	$72,416	$71,345	$75,819	$80,284	$217,995	$229,373

Average diluted shares outstanding (D)	167,178	167,791	169,592	173,311	174,867	168,178	174,394

GAAP diluted earnings per share: (A/D)	$0.44	$0.43	$0.42	$0.41	$0.46	$1.29	$1.32
Adjustments after-tax: (B/D)	-	-	-	0.03	-	0.01	-
Diluted earnings per common share excluding FDIC Small Bank Assessment Credit,
Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (C/D)	$0.44	$0.43	$0.42	$0.44	$0.46	$1.30	$1.32

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/E)	1.93%	1.92%	1.92%	1.90%	2.14%	1.92%	2.12%
Return on average assets excluding FDIC Small Bank Assessment Credit,
Florida tax savings, BOLI redemption tax,special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROA, as adjusted) ((A+D)/E)	1.96%	1.92%	1.92%	2.03%	2.14%	1.94%	2.12%
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.10%	2.09%	2.09%	2.07%	2.33%	2.09%	2.31%

GAAP net income available to common shareholders (A)	$72,763	$72,164	$71,350	$71,030	$80,284	$216,277	$229,373
Amortization of intangibles (B)	1,587	1,587	1,586	1,587	1,617	4,760	4,867
Amortization of intangibles after-tax (C)	1,177	1,177	1,177	1,172	1,194	3,531	3,595
Adjustments after-tax (D)	1,471	252	(5)	4,789	-	1,718	-
Average assets (E)	14,993,232	15,098,600	15,079,672	14,838,979	14,880,931	15,056,852	14,475,630
Average goodwill, core deposits & other intangible assets (F)	997,309	998,898	1,000,494	1,002,070	1,001,843	998,889	984,639

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2019	2019	2019	2018	2018	2019	2018

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	11.84%	12.18%	12.34%	12.05%	13.74%	12.12%	13.56%
Return on average common equity excluding FDIC Small Bank
Assessment Credit, Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) ((A+C)/D)	12.08%	12.22%	12.34%	12.86%	13.74%	12.21%	13.56%
Return on average tangible common equity: (A/(D-E))	20.04%	21.01%	21.53%	21.08%	24.20%	20.84%	24.02%
Return on average tangible common equity excluding intangible
amortization: (B/(D-E))	20.36%	21.35%	21.88%	21.43%	24.56%	21.18%	24.39%
Return on average tangible common equity excluding FDIC Small
Bank Assessment Credit, Florida tax savings, BOLI redemption tax, special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) ((A+C)/(D-E))	20.45%	21.08%	21.53%	22.50%	24.20%	21.00%	24.02%

GAAP net income available to common shareholders (A)	$72,763	$72,164	$71,350	$71,030	$80,284	$216,277	$229,373
Earnings excluding intangible amortization (B)	73,940	73,341	72,527	72,202	81,478	219,808	232,968
Adjustments after-tax (C)	1,471	252	(5)	4,789	-	1,718	-
Average common equity (D)	2,437,820	2,376,718	2,344,657	2,338,802	2,317,930	2,386,740	2,261,594
Average goodwill, core deposits & other intangible assets (E)	997,309	998,898	1,000,494	1,002,070	1,001,843	998,889	984,639

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	39.16%	39.93%	41.01%	42.18%	37.23%	40.03%	37.26%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	40.60%	39.92%	40.52%	38.28%	37.39%	40.35%	37.43%

Net interest income (A)	$142,977	$140,987	$139,470	$140,282	$145,910	$423,434	$420,731
Non-interest income (B)	24,749	23,066	23,672	23,507	25,847	71,487	79,325
Non-interest expense (C)	67,764	67,624	69,057	71,272	66,123	204,445	192,731
Fully taxable equivalent adjustment (D)	1,247	1,319	1,367	1,412	1,489	3,933	4,101
Amortization of intangibles (E)	1,587	1,587	1,586	1,587	1,617	4,760	4,867

Adjustments:
Non-interest income:
Special dividend from equity investment	$-	$-	$2,134	$-	$-	$2,134	$-
Gain (loss) on OREO	334	58	206	114	836	598	2,287
Gain (loss) on branches, equipment and other assets, net	12	(129)	79	(25)	(102)	(38)	(95)
Total non-interest income adjustments (F)	$346	$(71)	$2,419	$89	$734	$2,694	$2,192

Non-interest expense:
FDIC Small Bank Assessment Credit	$(2,291)	$-	$-	$-	$-	$(2,291)	$-
Merger Expenses	-	-	-	6,013	-	-	-
Hurricane damage expense	-	-	897	470	-	897	-
Outsourced special project expense	-	-	900	-	-	900	-
Total non-interest expense adjustments (G)	$(2,291)	$-	$1,797	$6,483	$-	$(494)	$-

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$14.80	$14.46	$14.04	$13.76	$13.44
Tangible book value per common share: ((A-C-D)/B)	8.83	8.50	8.10	7.90	7.68

Total stockholders' equity (A)	$2,469,389	$2,421,406	$2,361,484	$2,349,886	$2,341,026
End of period common shares outstanding (B)	166,860	167,466	168,173	170,720	174,135
Goodwill (C)	$958,408	$958,408	$958,408	$958,408	$958,408
Core deposit and other intangibles (D)	38,136	39,723	41,310	42,896	44,484

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	16.57%	15.84%	15.56%	15.36%	15.70%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.59%	9.96%	9.60%	9.43%	9.62%

Total assets (A)	$14,901,935	$15,287,575	$15,179,501	$15,302,438	$14,912,738
Total stockholders' equity (B)	2,469,389	2,421,406	2,361,484	2,349,886	2,341,026
Goodwill (C)	958,408	958,408	958,408	958,408	958,408
Core deposit and other intangibles (D)	38,136	39,723	41,310	42,896	44,484